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                            NORTHSTAR COMPUTER FORMS, INC.
                                AMENDED AND RESTATED
                         OUTSIDE DIRECTORS STOCK OPTION PLAN


     1. ESTABLISHMENT AND PURPOSE. Northstar Computer Forms, Inc. (the "Company") established in 1995 a plan providing for the grant of stock options to certain non-employee members of its Board of Directors who are serving or will serve on the Board of the Company. This plan is known as the Northstar Computer Forms, Inc. Outside Directors Stock Option Plan and is hereby amended and restated effective February 5, 1999 (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain qualified persons to serve on its Board of Directors.

     2. DEFINITIONS. The following terms have the meanings set forth below, unless the context otherwise requires:

     2.1  "BOARD" means the Board of Directors of the Company.

     2.2  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.3 "COMMON STOCK" means the common stock of the Company, par value $.05 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.4  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.5 "FAIR MARKET VALUE" means, with respect to the Common Stock, the following:

          (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the last sale price of the Common Stock on such exchange or reported by the Nasdaq National Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade.).

          (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and bid and asked prices therefor in the over-the-counter market are reported by The Nasdaq SmallCap Market-Registered Trademark- or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the Nasdaq System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market, and such bid and asked prices are

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     not so reported, such price as the Board determines in good faith in the exercise of its reasonable discretion.

     2.6  "NASD" means the National Association of Securities Dealers, Inc.

     2.7 "OPTION" means a right to purchase Common Stock granted to an Outside Director under this Plan that does not qualify as an incentive stock option under Section 422 of the Code. Options may be either Formula Options or Discretionary Options.

     2.8 "OUTSIDE DIRECTOR" means a member of the Board who is not an employee of the Company or any Subsidiary.

     2.9 "PERSON" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

     2.10 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant and shares of Common Stock that could be acquired by the Participant pursuant to the exercise of an Option.

     2.11 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.12 "DISCRETIONARY OPTION" means an Option granted pursuant to Section 5A of the Plan, which is granted at the discretion of the Administrator.

     2.13 "FORMULA OPTION" means an Option granted pursuant to Section 5 of the Plan, as amended.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Company's Compensation Committee (the "Administrator"), who shall be responsible for overseeing that the terms and conditions of the Plan are complied with and that grants are made to Outside Directors at the proper times and in the proper amounts as are required hereunder with respect to Formula Options and properly implemented with respect to Discretionary Options. The Administrator shall have the power and authority to make grants of Discretionary Options to Outside Directors from time to time pursuant to the terms of the Plan, including the power to determine the number of shares to be covered by each such award granted hereunder and the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any vesting schedule or restriction on any Option and/or the shares of Common Stock relating thereto). The Administrator shall have no discretion with respect to Formula Options.

     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the

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Plan.  The Administrator may delegate its authority to officers of the
Company for the purpose of implementing any aspect of the Plan.

     4.   COMMON STOCK SUBJECT TO THE PLAN.

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 150,000 shares of Common Stock. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act or the applicable rules of any securities exchange or the NASD, the shareholders of the Company.

     4.2 SHARES AVAILABLE FOR USE. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

     4.3  ADJUSTMENTS TO SHARES.    In the event of any reorganization, merger,
consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, appropriate adjustment shall be made as to the number and kind of securities subject to outstanding Options. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, any Outside Director holding outstanding Options shall upon the exercise of such Option receive, in lieu of any shares of Common Stock he or she may be entitled to receive, such stock, securities or assets, including cash, as have been issued to such Outside Directors if their Options had been exercised and such Outside Directors had received Common Stock prior to such transaction.

     5.   TERMS AND CONDITIONS OF FORMULA OPTIONS

     5.1 GRANT. Subject to the terms and conditions of the Plan, the Administrator shall grant Formula Options to each Outside Director who is not, on the date such Option would be granted, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Common Stock, on the terms and conditions set forth in this Section 5. During the term of the Plan and provided that sufficient shares of Common Stock are available pursuant to Section 4:

          (a) OUTSIDE DIRECTORS ELECTED PRIOR TO 1993. No Outside directors elected to the Board prior to 1993 shall be eligible to participate in, or receive Formula Options under, the Plan.

          (b) OUTSIDE DIRECTORS ELECTED DURING OR AFTER 1993. Any Outside Director elected during or after 1993 shall receive a Formula Option to purchase 10,000 shares of

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     Common Stock, which Option shall be issued effective on the date the
     Outside Director is elected to the Board (the "Grant Date").

     5.2 EXERCISE PRICE. The exercise price for the Formula Options granted hereunder shall be equal to the Fair Market Value of the Common Stock on the Grant Date.

     5.3 VESTING OF OPTIONS. Subject to the provisions of Section 5.4 hereof, Formula Options granted hereunder shall vest over a five year period at the rate of 20% per year, commencing one year from the Grant Date.

     5.4 DURATION. Each Formula Option granted to an Outside Director pursuant to this Plan and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

          (a)  Ten years after the date such Option is granted; or

          (b) The expiration of the period specified in Section 6, whichever is applicable, after an Outside Director ceases to be a member of the Board.

In no event shall a Formula Option be exercisable at any time after its original expiration date.

     5.5 MANNER OF EXERCISE. A Formula Option may be exercised by an Outside Director in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Chief Financial Officer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan. As soon as practicable after the effective exercise of the Option, the Outside Director shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Outside Director one or more duly issued stock certificates evidencing such ownership. If an Outside Director exercises any Formula Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. A Formula Option shall only be exercisable with respect to whole shares.

     5.6 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of a Formula Option may be paid entirely in cash (including check, bank draft or money order) or in whole or in part, by transfer from the Outside Director to the Company of Previously Acquired Shares. In the event the Outside Director pays the purchase price of a Formula Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

     5.7 RIGHTS AS A SHAREHOLDER. No Outside Directors shall have any rights as a shareholder with respect to any shares of Common Stock covered by a Formula Option until the

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Outside Director shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Outside Director becomes the holder of record of such shares.

     5A.  TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS

     5A.1 GRANT. Subject to the terms and conditions of the Plan, the Administrator shall have the discretion and authority to grant Discretionary Options to each Outside Director who is not, on the date such Option would be granted, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Common Stock, on the terms and conditions set forth in this Section 5A. The terms and conditions of the Discretionary Options shall be as specified in a resolution approved by the Administrator or a stock option grant agreement entered into between an authorized representative of the Administrator and an Outside Director and may contain or vary any of the provisions specified in this Section 5A (except for Section 5A.2).

     5A.2 EXERCISE PRICE. The exercise price for all Discretionary Options granted hereunder shall be equal to the Fair Market Value of the Common Stock on the Grant Date.

     5A.3 VESTING OF OPTIONS. Unless otherwise specified by the Administrator, and subject to the provisions of Section 5A.4 hereof, Discretionary Options granted hereunder shall vest over a five year period at the rate of 20% per year, commencing one year from the Grant Date.

     5A.4 DURATION. Unless otherwise specified by the Administrator, each Discretionary Option granted to an Outside Director pursuant to this Plan and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

     (a)  Ten years after the date such Option is granted; or

     (b) The expiration of the period specified in Section 6, whichever is applicable, after an Outside Director ceases to be a member of the Board.

In no event shall a Discretionary Option be exercisable at any time after its original expiration date.

     5A.5 MANNER OF EXERCISE. Unless otherwise specified by the Administrator, a Discretionary Option may be exercised by an Outside Director in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Chief Financial Officer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan. As soon as practicable after the effective exercise of the Option, the Outside Director shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Outside Director one or more duly issued stock certificates evidencing such ownership. If an Outside Director exercises any Discretionary Option with respect

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to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. A Discretionary Option shall only be exercisable with respect to whole shares.

     5A.6 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of a Discretionary Option may be paid entirely in cash (including check, bank draft or money order) or in whole or in part, by transfer from the Outside Director to the Company of Previously Acquired Shares. In the event the Outside Director pays the purchase price of a Discretionary Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

     5A.7 RIGHTS AS A SHAREHOLDER. No Outside Directors shall have any rights as a shareholder with respect to any shares of Common Stock covered by a Discretionary Option until the Outside Director shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Outside Director becomes the holder of record of such shares.

     6. TERMINATION OF SERVICE ON THE BOARD. An Option granted to an Outside Director shall continue to be exercisable for a period of one year after the date such Outside Director ceases to be a member of the Board, for any reason, but only to the extent that the Option was exercisable immediately prior to said Outside Director's ceasing to be a member of the Board (and in no event beyond the date set forth in Section 5.4(a) or Section 5A.4(a), as the case may be).

     7. CHANGE IN CONTROL. In the event of any Change in Control of the Company, as defined herein, all Options held by Outside Directors pursuant to this Plan shall immediately vest and become exercisable. For purposes of this Section 7, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any Person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause (ii) and the following sentence, considered as

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though such person were a member of the Board on the effective date of the
Plan. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Section 7 by virtue of any transaction which shall have been approved by the affirmative vote of at least a majority of the members of the Board on the effective date of the Plan.

     8. RESTRICTIONS ON TRANSFER. Other than pursuant to a qualified domestic relations order (as defined by the Code), no right or interest of any Outside Director in an Option prior to the exercise of such Options shall be assignable or transferable, or subjected to any lien, during the lifetime of the Outside Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. In the event of an Outside Director's death, such person's rights and interest in Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 6 of the Plan) may be made by, the Outside Director's legal representatives, heirs or legatees.

     9. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     10. SECURITIES RESTRICTIONS. Shares of Common Stock issued pursuant to Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registration. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreement requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

     11. PLAN AMENDMENT, MODIFICATION AND TERMINATION. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or under the applicable rules or regulations of any securities exchange or the NASD; and provided further that this Plan shall not be amended more than once in any six month period, except to comply with applicable rules and regulations of the Code, the Exchange Act, any securities exchange or the

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NASD.  No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Outside Director affected thereby.

     12.  GOVERNING LAW.   This Plan shall be governed by and construed in
accordance with the laws of the State of Minnesota.

     13.  EFFECTIVE DATE.   This Plan shall become effective on the date it is
adopted by the Shareholders of the Company.

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